UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2016

WideOpenWest Finance, LLC

(Exact name of registrant as specified in its Charter)

Delaware	333-187850	31-1811298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7887 East Belleview Avenue, Suite 1000 Englewood, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (720) 479-3500

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On May 11, 2016, WideOpenWest Finance, LLC (the “Company”) entered into a fifth amendment (the “Fifth Amendment”) to its Credit Agreement, dated as of July 17, 2012, as amended (the “Credit Agreement”) among the Company and the other parties thereto. Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement.

The Fifth Amendment, among other provisions, provides for the addition of an incremental $432.5 million in new Term B Loans, having a maturity in April 2019 and which bear interest, at the Company’s option, at LIBOR plus 3.50% or ABR plus 2.50% and includes a 1.00% LIBOR floor. Proceeds from the issuance of the new Term B Loans were used to repay all remaining $382.5 million outstanding principal under the Company’s Term B-1 Loans which had a maturity of July 2017 and which bore interest, at the Company’s option, at LIBOR plus 3.00% or ABR plus 2.00% and which included a 0.75% LIBOR floor. The incremental $50.0 million in new Term B loans will be utilized by the Company for general corporate purposes.

The foregoing summary is qualified in its entirety by reference to the Fifth Amendment attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 8.01     Other Events.

On May 11, 2016, the Company issued a press release announcing the entry into the Fifth Amendment. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)                                                                                 Exhibits

No.	Description
10.1

Fifth Amendment to Credit Agreement, dated May 11, 2016, by and among the Company, Credit Suisse AG as the Administrative Agent, and Credit Suisse Securities (USA) LLC, as the Third Amendment Lead Arranger

99.1	Press Release dated May 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEOPENWEST FINANCE, LLC

Date: May 13, 2016	By:	/s/ Richard E. Fish, Jr.
Richard E. Fish, Jr.
Chief Financial Officer

EXHIBIT INDEX

No.	Description
10.1

Fifth Amendment to Credit Agreement, dated May 11, 2016, by and among the Company, Credit Suisse AG as the Administrative Agent, and Credit Suisse Securities (USA) LLC, as the Third Amendment Lead Arranger

99.1	Press Release dated May 11, 2016